Exhibit 1.1

EXCO RESOURCES, INC.

3,250,000 Shares of Common Stock

Underwriting Agreement

September 6, 2007

J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

Ladies and Gentlemen:

Ares Corporate Opportunities Fund, L.P. (the “Selling Stockholder”) proposes to sell to J.P. Morgan Securities Inc. (the “Underwriter”) an aggregate of 3,250,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Stock”), of EXCO Resources, Inc., a Texas corporation (the “Company”).

Each of the Company and the Selling Stockholder hereby confirms (severally and not jointly) its agreement with the Underwriter concerning the purchase and sale of the Shares, as follows:

1.             Registration Statement.  The Company hereby confirms that it meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, the “Securities Act”), and has prepared and filed with the Commission under the Securities Act a registration statement (File No. 333-142361) on Form S-3, including a prospectus, relating to the Shares.  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement.”  The term “Preliminary Prospectus” as used herein means each prospectus included in the Registration Statement (and any amendments thereto) before it became effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus, as supplemented, in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares.  Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission thereunder, the “Exchange Act”) on or before the date of such Registration Statement, Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference therein; and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the date of such

Registration Statement, Preliminary Prospectus or Prospectus, as the case may be, which is incorporated by reference therein and (ii) any such “amendment” or “supplement” so filed.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

The Company confirms that, at or prior to the time when sales of the Shares were first made (the “Time of Sale”), the Company had prepared no information relating to the Shares offered hereby, other than the Registration Statement and all documents incorporated by reference therein as of the date hereof (the “Time of Sale Information”).  In addition, the Underwriter has or will orally provide the pricing information to prospective purchasers prior to confirming sales.

2.             Purchase of the Shares by the Underwriter.  (a)  The Selling Stockholder agrees to sell the Shares to the Underwriter as provided in this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase the Shares from the Selling Stockholder at a purchase price per share of $16.30 (the “Purchase Price”).

(b)           The Selling Stockholder understands that the Underwriter intends to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Underwriter is advisable, and initially to offer the Shares on the terms set forth in the Prospectus.  The Selling Stockholder acknowledges and agrees that the Underwriter may offer and sell Shares to or through any affiliate of the Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through the Underwriter.

(c)           Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Selling Stockholder to the Underwriter at the New York City offices of Simpson Thacher & Bartlett LLP at 10:00 A.M. New York City time on September 11, 2007, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Underwriter and the Selling Stockholder may agree upon in writing.  The time and date of such payment is referred to herein as the “Closing Date.”

Payment for the Shares to be purchased on the Closing Date shall be made against delivery to the Underwriter for the account of the Underwriter of the Shares in definitive form registered in such names and in such denominations as the Underwriter shall request in writing not later than two full business days prior to the Closing Date, with any transfer taxes payable in connection with the sale of the Shares duly paid by the Selling Stockholder.  The certificates (or copies thereof) for the Shares will be made available for inspection and packaging by the Underwriter at the office of J.P. Morgan Securities Inc. set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(d)           Each of the Company and the Selling Stockholder acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Selling Stockholder with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Stockholder or any other person.

Additionally, the Underwriter is not advising the Company, the Selling Stockholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Selling Stockholder shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company or the Selling Stockholder with respect thereto. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company or the Selling Stockholder.

3.             Representations and Warranties of the Company.  The Company represents and warrants, as of the date hereof and as of the Closing Date, to each of the Underwriter and the Selling Stockholder that:

(a)           Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Selling Stockholder or the Underwriter expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9(c).

(b)           Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Selling Stockholder or the Underwriter expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9(c).  No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)           Issuer Free Writing Prospectus.  Other than the Registration Statement, the Preliminary Prospectus, if any, and the Prospectus, the Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i)

below) an “Issuer Free Writing Prospectus”) other than any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, each electronic road show and any other written communications approved in writing in advance by the Underwriter.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus, if any, accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Selling Stockholder or the Underwriter expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9(c).  Each such Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the issuer notified or notifies the Underwriter as described in Section 5(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any Preliminary Prospectus deemed to be a part thereof that has not been superseded or modified.

(d)           Registration Statement and Prospectus.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened against the Company by the Commission.  As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that  the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9(c) and (ii) information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Selling Stockholder consists of the information described as such in Section 9(b).

(e)           Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            Financial Statements.  The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable (except to the extent waivers therefrom were granted by the Commission), and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as otherwise noted in such financial statements); the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(g)           No Material Adverse Change.  Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock, long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(h)           Organization and Good Standing.  The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).

(i)            Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholder) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Time of Sale Information and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for such liens, charges, encumbrances, security interests, restrictions or claims disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and further described in (i) the Second Amended and Restated Credit Agreement, dated as of May 2, 2007, among EXCO Resources, Inc. as Borrower, certain of its subsidiaries, as Guarantors, the Lenders defined therein, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities Inc., as Sole Bookrunner and Lead Arranger; (ii) the indenture, dated as of January 20, 2004, among the Company, certain guarantors and Wilmington Trust Company, as Trustee, as amended and supplemented; and (iii) the Amended and Restated Credit Agreement, dated as of March 30, 2007, among EXCO Partners Operating Partnership, LP, as Borrower, certain subsidiaries of Borrower, as Guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities Inc., as Sole Bookrunner and Lead Arranger.

(j)            Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated by this Agreement or by the Time of Sale Information and the Prospectus has been duly and validly taken.

(k)           Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(l)            Descriptions of the Underwriting Agreement.  This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(m)          No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(n)           No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement or the Time of Sale Information and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)           No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement or the Time of Sale Information and the Prospectus, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriter, and any other consent, approval, authorization, order, registration, qualification or other action that either has been, or prior to the Closing Date will be, obtained or made or which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect.

(p)           Legal Proceedings.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or any of its subsidiaries or properties that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and, to the knowledge of the Company, no such actions, suits or proceedings are threatened or contemplated; and further (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(q)           Independent Accountants.  KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries and PricewaterhouseCoopers LLP, who have certified certain financial statements of the predecessors of the Company and its subsidiaries, are each an independent registered public accounting firm with respect to the Company and its subsidiaries, or the predecessors thereof, as applicable, within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act.

(r)            Title to Real and Personal Property.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and its subsidiaries (i) have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would, individually or in the aggregate, have a Material Adverse Effect and (ii) hold any leased real or personal property under valid and enforceable leases with no exceptions that would, individually or in the aggregate, have a Material Adverse Effect.

(s)           Title to Intellectual Property.  Each of the Company and its subsidiaries owns, possesses or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by it, or presently employed by it, other than intellectual property rights the failure of which to possess would not have a Material Adverse Effect, and has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(t)            No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(u)           Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Shares as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(v)           Taxes.  The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except for any such failure to so pay or file that would not, individually or in the aggregate, have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except for any such deficiency that would not, individually or in the aggregate, have a Material Adverse Effect.

(w)          Licenses and Permits.  Each of the Company and its subsidiaries possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(x)            No Labor Disputes.  No labor disturbance by or dispute with employees of  the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is imminent that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(y)           Compliance With Environmental Laws.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, requirement, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; the Company is not aware of any pending investigation which might lead to such a claim; and there are no costs or liabilities associated with environmental laws of or relating to the Company or any of its respective subsidiaries except those that would not, individually or in the aggregate, have a Material Adverse Effect.

(z)            Compliance With ERISA.  Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company or its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except for any such failure to comply that would not, individually or in the aggregate, have a Material Adverse Effect; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, (x) no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions and (y) no event has occurred or condition exists which could reasonably be expected to result in the termination of such plan.

(aa)         Disclosure Controls.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(bb)         Accounting Controls.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the internal control of the Company or any of its respective subsidiaries.

(cc)         Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(dd)         No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ee)         No Restrictions on Subsidiaries.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and further described in our Amended and Restated Credit Agreement, dated as of March 30, 2007, among EXCO Partners Operating Partnership, LP, as Borrower, certain subsidiaries of Borrower, as Guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities Inc., as Sole Bookrunner and Lead Arranger, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ff)           No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(gg)         No Registration Rights.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or, to the best knowledge of the Company, the sale of the Shares to be sold by the Selling Stockholder hereunder.

(hh)         No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(ii)           Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(jj)           Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(kk)         Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ll)           Status under the Securities Act.  The Company was not an “ineligble issuer” as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated hereby, and was at the time of effectiveness of the Registration Statement and is as of the date hereof a “well-known seasoned issuer,” in each case as defined in Rule 405 under the Securities Act.  The Company has paid the registration fee for this offering.

(mm)       Reserve Data.  (i) The oil and gas reserve estimates of the Company and its subsidiaries as of December 31, 2006 contained in the Registration Statement, the Time of Sale Information and the Prospectus are derived from reports that have been prepared by, or have been audited by, Lee Keeling and Associates, Inc. as set forth therein; and (ii) the estimates described in clause (i) fairly reflect the oil and gas reserves of the Company and its subsidiaries, at the dates indicated in the Registration Statement, the Time of Sale Information and the Prospectus, as applicable, and are in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved.

(nn)         Independent Petroleum Engineers.  Lee Keeling and Associates, Inc. have represented to the Company that they are, and the Company believes them to be, independent petroleum engineers with respect to the Company and its subsidiaries and for the periods set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

4.             Representations and Warranties of the Selling Stockholder.  The Selling Stockholder represents and warrants to each of the Underwriter and the Company, as of the date hereof and as of the Closing Date, that:

(a)  Required Consents; Authority.  All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement and the Power of Attorney (the “Power of Attorney”) and the Custody Agreement (the “Custody Agreement”) hereinafter referred to, and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, have been obtained; and the Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement, and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder; this Agreement, the Power of Attorney and the Custody Agreement have each been duly authorized, executed and delivered by the Selling Stockholder.

(b)  No Conflicts.  The execution, delivery and performance by the Selling Stockholder of this Agreement, the Power of Attorney and the Custody Agreement, the sale of the Shares to be sold by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated herein, therein or by the Time of Sale Information and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (ii) result in any violation of the provisions of the Certificate of Formation or the Third Amended and Restated Agreement of Limited Partnership, as amended, of the Selling Stockholder or (iii) result in the violation of any law or statute (including but not limited to Rule 10b5-1 under the Exchange Act) or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, in each case, applicable to the Selling Stockholder; except, in the case of clauses (i) and (iii), as would not impair in any material respect the consummation of the Selling Stockholder’s obligations hereunder.

(c)  Title to Shares.  The Selling Stockholder has good and valid title to the Shares to be sold at the Closing Date by the Selling Shareholder hereunder, is the beneficial or record holder of the Shares and holds and, immediately prior to the Closing Date, will hold such Shares free and clear of all liens, encumbrances, equities or adverse claims (other than obligations imposed by this agreement, the Custody Agreement and/or the Power of Attorney); and, upon delivery of the certificates representing such Shares and payment therefor pursuant hereto, and assuming that the Underwriter has no notice of any adverse claims within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”), the Underwriter will acquire a valid security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by the Underwriter, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such security entitlement may be asserted against the Underwriter.

(d)  No Stabilization.  The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(e)  Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Selling Stockholder only makes such representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Selling Stockholder furnished to the Company in writing expressly for use in the Time of Sale Information, it being understood and agreed that the only such information furnished by the Selling Stockholder consists of the Selling Stockholder’s name, the number of Shares being sold and the information relating to the Selling Stockholder under the caption “Selling Shareholders” in any Preliminary Prospectus (other than ownership percentages therein).  No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom; provided that the Selling Stockholder only makes such representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Selling Stockholder furnished to the Company in writing expressly for use in the Time of Sale Information, it being understood and agreed that the only such information furnished by the Selling Stockholder consists of the Selling Stockholder’s name, the number of Shares being sold and the information relating to the Selling Stockholder under the caption “Selling Shareholders” in any Preliminary Prospectus (other than ownership percentages therein).

(f)  Issuer Free Writing Prospectus.  Other than the Registration Statement, the Preliminary Prospectus, if any, and the Prospectus, the Selling Stockholder (including its agents and representatives, other than the Underwriter in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, each electronic road show and any other written communications approved in writing in advance by the Company and the Underwriter.

(g)  Registration Statement and Prospectus.  As of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that the Selling Stockholder only makes such representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Selling Stockholder furnished to the Company in writing expressly for use in the Registration Statement, it being understood and agreed that the only such information furnished by the Selling Stockholder consists of the Selling Stockholder’s name, the number of Shares being sold and the information relating to the Selling Stockholder under the caption “Selling Shareholders” in the

Registration Statement (other than ownership percentages therein); and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Selling Stockholder only makes such representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Selling Stockholder furnished to the Company in writing expressly for use in the Prospectus, it being understood and agreed that the only such information furnished by the Selling Stockholder consists of the Selling Stockholder’s name, the number of Shares being sold and the information relating to the Selling Stockholder under the caption “Selling Shareholders” in the Prospectus (other than ownership percentages therein).

The Selling Stockholder represents and warrants that certificates in negotiable form representing all of the Shares to be sold by the Selling Stockholder hereunder have been placed in custody under a Custody Agreement relating to such Shares, in the form heretofore furnished to you, duly executed and delivered by the Selling Stockholder to Continental Stock Transfer & Trust Company, as custodian (the “Custodian”), and that the Selling Stockholder has duly executed and delivered Powers of Attorney, in the form heretofore furnished to you, appointing the person or persons indicated in Schedule I hereto, and each of them, as the Selling Stockholder’s Attorneys-in-fact (the “Attorneys-in-Fact” or any one of them the “Attorney-in Fact”) with authority to execute and deliver this Agreement on behalf of the Selling Stockholder, to determine the purchase price to be paid by the Underwriter to the Selling Stockholder as provided herein, to authorize the delivery of the Shares to be sold by the Selling Stockholder hereunder and otherwise to act on behalf of the Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

The Selling Stockholder specifically agrees that the Shares represented by the certificates held in custody for the Selling Stockholder under the Custody Agreement, are subject to the interests of the Underwriter hereunder, and that the arrangements made by the Selling Stockholder for such custody, and the appointment by the Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable.  The Selling Stockholder specifically agrees that the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of the individual Selling Stockholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or similar organization, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event.  If the individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing such Shares shall be delivered by or on behalf of the Selling Stockholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

5.             Further Agreements of the Company.  The Company covenants and agrees with the Underwriter that:

(a)           Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriter in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request.

(b)           Delivery of Copies.  The Company will deliver, without charge during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Underwriter may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by the Underwriter or dealer.

(c)           Amendments or Supplements, Issuer Free Writing Prospectuses.  During the Prospectus Delivery Period, before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriter reasonably objects; provided however, that this Section 5(c) shall apply only to Issuer Free Writing Prospectuses and to any filing with the Commission of a current report on Form 8-K which relates to the plan of distribution of the Shares.

(d)           Notice to the Underwriter.  The Company will advise the Underwriter promptly (i) when any amendment to the Registration Statement has been filed or becomes effective during the Prospectus Delivery Period; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed during the Prospectus Delivery Period; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)           Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Time of Sale Information is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f)            Blue Sky Compliance.  The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)           Earning Statement.  The Company will make generally available to its security holders and the Underwriter as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)           No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(i)            Reports.  To the extent not available on the Commission’s “EDGAR” system or the Company’s website, for a period of two years after the date hereof, the Company will furnish to the Underwriter, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system.

(j)            Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, comply with legending requirements applicable to Issuer Free Writing Prospectuses and retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

6.             Further Agreements of the Selling Stockholder.  The Selling Stockholder covenants and agrees with the Underwriter that:

(a)           Tax Form.  It will deliver to the Underwriter prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriter’s documentation of its compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

7.             Certain Agreements of the Underwriter.  The Underwriter hereby represents and agrees that:

(a)           It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the

Company) other than a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in any Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, or (ii) any free writing prospectus prepared by the Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clause (ii), an “Underwriter Free Writing Prospectus”).

(b)           It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.

(c)           It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

8.             Conditions of the Underwriter’s Obligations.  The obligation of the Underwriter to purchase the Shares on the Closing Date as provided herein is subject to the performance by each of the Company and the Selling Stockholder of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)           Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.

(b)           Representations and Warranties.  The respective representations and warranties of each of the Company and the Selling Stockholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers and of the Selling Stockholder made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)           No Downgrade.  Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)           No Material Adverse Change.  No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)           Officer’s Certificate.  The Underwriter shall have received on and as of the Closing Date a certificate (i) of the Company signed by its Chief Financial Officer and one additional senior executive officer of the Company who is satisfactory to the Underwriter (A) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officers, the representations of the Company set forth in Sections 3(b) and 3(d) hereof are true and correct as of the Closing Date, (B) confirming that the other representations and warranties of the Company in this Agreement are true and correct as of the Closing Date and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (C) to the effect set forth in paragraphs (a), (c) and (d) above and (ii) of the Selling Stockholder, in form and substance reasonably satisfactory to the Underwriter, (A) confirming that the representations of the Selling Stockholder set forth in Sections 4(e), 4(f) and 4(g) hereof are true and correct as of the Closing Date and (B) confirming that the other representations and warranties of the Selling Stockholder in Section 4 are true and correct as of the Closing Date, and that the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied by the Selling Stockholder hereunder at or prior to such Closing Date.

(f)            Comfort Letters.  On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Underwriter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(g)           Reserve Letters.  On the Closing Date, Lee Keeling and Associates, Inc. shall have furnished to the Underwriter, at the request of the Company, a reserve report confirmation letter, dated the date of delivery thereof and addressed to the Underwriter, in the form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in such letters to underwriters with respect to the reserve and other operational information contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(h)           Opinion of Counsel for the Company.  Haynes and Boone, LLP, counsel for the Company, shall have furnished to the Underwriter and the Selling Stockholder, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Annex A hereto.

(i)            Opinion of General Counsel for the Company.  William L. Boeing, Vice President, General Counsel and Secretary for the Company, shall have furnished to the Underwriter and the Selling Stockholder, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Annex B hereto.

(j)            Opinion of Counsel for the Selling Stockholder. Latham & Watkins LLP, counsel for the Selling Stockholder, shall have furnished to the Underwriter, at the request of the Selling Stockholder, their written opinion, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Annex C hereto.

(k)           Opinion of Counsel for the Underwriter.  The Underwriter shall have received on and as of the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriter, with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l)            No Legal Impediment to Sale.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the sale of the Shares.

(m)          Good Standing.  The Underwriter shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the subsidiaries of the Company listed on Annex D hereto in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

(n)           Additional Documents.  On or prior to the Closing Date, the Company and the Selling Stockholder shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

9.             Indemnification and Contribution.

(a)           Indemnification of the Underwriter by the Company.  The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus or any Time of Sale Information (including any Time of Sale Information that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below or (ii) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use therein, it being understood and agreed that the only such information furnished by the Selling Stockholder consists of the information described as such in subsection (b) below.

(b)           Indemnification of the Underwriter by the Selling Stockholder.  The Selling Stockholder agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information furnished by the Selling Stockholder consists of the Selling Stockholder’s name, the number of Shares being sold and the information relating to the Selling Stockholder under the caption “Selling Shareholders” (other than ownership percentages therein) in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information; provided, however, that if (1) the Selling Stockholder subsequently provides additional or different information and requests that the Company file a prospectus supplement including such information and (2) the Company fails to timely file such prospectus supplement, then the Selling Stockholder shall have no liability for any losses, claims, damages or other liabilities, or any indemnification or contribution obligations under this Agreement relating thereto.

(c)           Indemnification of the Company and the Selling Stockholder.  The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Stockholder to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed upon that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: the eighth paragraph under the caption “Underwriting” with respect to certain relationships between the Underwriter and the Selling Stockholder and the eleventh and twelfth paragraphs under the caption “Underwriting” with respect to short sales and stabilizing transactions.

(d)           Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for the Underwriter, its affiliates, directors and officers and any control persons of the Underwriter shall be designated in writing by J.P. Morgan Securities Inc., any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholder shall be designated in writing by the Attorney-in-Fact.

The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)           Contribution.  If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other, shall be deemed to be in the same proportion as (x) the net proceeds (before deducting expenses) received by the Selling Stockholder from the sale of the Shares bears to (y) the product of (i) the difference between the closing price of the common stock on the New York Stork Exchange on the date hereof and the price per share paid by the Underwriter and (ii) the number of Shares sold hereunder.  The relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and/or the Selling Stockholder or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)            Limitation on Liability.  The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section

9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 9, in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Shares exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The liability of the Selling Stockholder under this Section 9 shall be limited to an amount equal to (i) the aggregate proceeds from the sale of the Shares by the Selling Stockholder hereunder, less (ii) any amounts for which the Selling Stockholder has previously made an indemnification payment to any Indemnified Person pursuant to this Section 9.

(g)           Non-Exclusive Remedies.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.           Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties.

11.           Termination.  This Agreement may be terminated in the absolute discretion of the Underwriter, by notice to the Company and the Selling Stockholder, if as of or after the Time of Sale and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus; or (v) the representation in Section 3(b) is incorrect in any respect.

12.           Payment of Expenses.  (a)  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Underwriter may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriter); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b)           If (i) this Agreement is terminated pursuant to Section 11, (ii) the Selling Stockholder for any reason (other than a breach of this Agreement by the Underwriter) fails to tender the Shares for delivery to the Underwriter or (iii) the Underwriter declines to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket costs and expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby.

13.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Shares from the Underwriter shall be deemed to be a successor merely by reason of such purchase.

14.           Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholder and the Underwriter contained in this Agreement or made by or on behalf of the Company, the Selling Stockholder or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholder or the Underwriter.

15.           Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

16.           Miscellaneous.  (a)              Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriter shall be given to the Underwriter, c/o J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 (fax: (212) 622-8358); Attention: Equity Syndicate Desk.  Notices to the Company shall be given to it at EXCO Resources, Inc., 12377 Merit Drive, Suite 1700, Dallas, Texas 75251, (Fax: (214) 368-2087); Attention: J. Douglas Ramsey, Chief Financial Officer.  Notices to the Selling Stockholder shall be given to Ares Corporate Opportunities Fund, L.P., c/o Ares Management LLC, 1999 Avenue of the Stars, Suite 1900, Los Angeles, California 90067, (Fax: 310-201-4141); Attention: Michael D. Weiner, General Counsel.

(b)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)           Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d)           Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)           Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

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If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

EXCO RESOURCES, INC.

		By:	/s/ WILLIAM L. BOEING
Name: William L. Boeing
Title: General Counsel and Secretary

ARES CORPORATE OPPORTUNITIES FUND, L.P.,
the Selling Stockholder

		By:	/s/ MICHAEL D. WEINER
Attorney-In-Fact

Accepted: September 6, 2007

J.P. MORGAN SECURITIES INC.

By:	/s/ YAW ASAMOAH-DUODU
Authorized Signatory

Schedule I

Selling Stockholder

Ares Corporate Opportunities Fund, L.P.

Attorneys-In-Fact:

Dan Nguyen

Michael Weiner

c/o  Ares Management, Inc.,

General Partner of ACOF Operating Manager, L.P.,

Manager of Ares Corporate Opportunities Fund, L.P.

1999 Avenue of the Stars

Suite 1900

Los Angeles, CA 90067